Exhibit 10.8

SECURED PROMISSORY NOTE

$349,000

Los Angeles, California

November 29 , 2002

1. Promise to Pay. For value received, WINTER W. HORTON and AMANDA L. HORTON, husband and wife as community property (jointly and severally, “Borrower”) promises to pay to the order of LIBERMAN BROADCASTING, INC. (“Lender”), at such place as Lender may from time to time designate in writing, the sum of Three Hundred Forty-Nine Thousand and no/100 Dollars ($349,000), with interest accruing at the rate of eight percent (8%) annually; provided, however, if Borrower elects to voluntarily prepay this Note as permitted hereunder or if Borrower has paid all principal outstanding under this Note as of the Maturity Date, Lender agrees to waive all accrued interest under this Note.

2. Payments. All sums payable under this Note shall be payable on or before December 31, 2009 (the “Maturity Date”), at which time the entire amount of this Note shall be due and payable. Payments shall be paid in lawful money of the United States of America. If the date upon which a payment is due under this Note (the “Payment Date”) falls on a Saturday, Sunday or legal holiday under the laws of the State of California, then such payment shall instead be due and payable on the first day following such Payment Date which is not a Saturday, Sunday, or legal holiday under the laws of the State of California. Borrower may pay all or any part of the outstanding balance hereof at any time without any premium or penalty whatsoever.

3. No Offset. Borrower shall not be entitled to any offset, abatement or reduction in the outstanding amounts due hereunder by reason of any obligation owed by Lender to Borrower or any agreement between Borrower and Lender.

4. Waivers. Borrower hereby waives diligence, presentment, protest and demand, notice of protest, dishonor and nonpayment of this Note.

5. Representations and Warranties. Borrower and each individual comprising Borrower hereunder hereby represents and warrants that:

(a) this Note constitutes the legally valid and binding obligation of Borrower and each individual comprising Borrower and is enforceable against Borrower in accordance with its terms; and

(b) neither the execution and delivery of this Note nor the recordation of the Deed of Trust (i) requires the consent or approval of any other party or entity, (ii) constitutes or results in a breach or default under any obligation binding upon Borrower, including, without limitation, any lien or encumbrance which may now or hereafter bind the Property (as hereinafter defined) or any other loan secured by the Property, or (iii) will entitle the holder of any other lien with respect to the Property to accelerate its loan or exercise remedies with respect thereto.

6. Remedies of Lender. Upon the occurrence of a default in any of Borrower’s obligations hereunder, or of a default of Borrower under any loan which is secured by that certain real property located at 686 South Arroyo Boulevard, Pasadena, California 91105 (the “Property”), Lender shall have the option to declare the entire unpaid amount of this Note immediately due and payable, to demand payment thereof and to exercise all rights and remedies then available to Lender hereunder or under applicable law. No delay or omission on the part of Lender in exercising any right under this Note shall operate as a waiver of such right or any other right of Lender. The remedies of Lender as provided herein, and in any other agreement between Lender and Borrower, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively, or together at the sole discretion of Lender, and may be exercised as often as occasion therefor shall occur.

7. Default Interest. If Borrower fails to make the payment due hereunder on the Maturity Date, all amounts owed hereunder shall, from and after the Maturity Date until paid in full, bear interest at the rate of fifteen percent (15%) per annum, or the maximum rate permitted by law. Borrower expressly agrees that the foregoing does not constitute a penalty but reflects the negotiated intent of the parties that the amounts owed under this Note shall bear interest at different rates before and after the Maturity Date.

8. Attorneys’ Fees. If this Note is not paid when due, any default of Borrower occurs hereunder, or any dispute or litigation concerning the enforcement or validity of this Note arises, the losing or defaulting party shall pay to the prevailing party all charges, costs and expenses (including reasonable attorneys’ fees) incurred by the prevailing party, whether or not any action or proceeding is brought relative to such dispute and whether or not such litigation is prosecuted to judgment.

9. Severability. Every provision of this Note is intended to be severable. In the event any term or provision hereof is declared to be illegal or invalid for any reason whatsoever by a court of competent jurisdiction, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

10. Usury Savings Clause. Lender and Borrower intend in the execution of this Note that the transaction evidenced by this Note be in strict compliance with the usury laws of the State of California. Lender and Borrower stipulate and agree that none of the terms and provisions contained in this Note or any of the other instruments executed in connection with the transaction evidenced by this Note shall ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of the State of California. If Lender shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by the usury laws of the State of California, if applicable, all such sums deemed to constitute interest in excess of such maximum rate shall, at the option of Lender, be credited to the payment of the sums due under this Note or returned to Borrower.

11. Choice of Law. This Note shall be governed by and construed in accordance with the internal laws of the State of California without reference to any conflicts or choice of law doctrine. Borrower and Lender each acknowledge and agree that the trial courts of the State of California in and for the County of Los Angeles and the associated appellate and Federal courts, shall have exclusive jurisdiction to hear and decide any dispute, controversy or litigation regarding the enforceability or validity of this Note.

12. Joint and Several. In the event that this Note is executed by more than one party as Borrower, all obligations of Borrower hereunder shall be deemed to be joint and several. Accordingly, each party comprising Borrower hereby confirms and agrees that he shall be personally liable for the entire amount outstanding under this Note, and if for any reason (including, without limitation, bankruptcy or insolvency), one party comprising Borrower cannot or does not pay the obligations of Borrower hereunder, the other party comprising Borrower shall promptly and fully pay such amounts in accordance with the terms of this Note.

13. Waiver of Jury Trial. Borrower and Lender (by accepting this Note) each hereby expressly waives any right to trial by jury of any claim, demand, action or cause of action (a) arising under this Note or any future modification hereof, or (b) in any way connected with or related or incidental to the dealings of Borrower and Lender with respect to the loan evidenced by this Note, in either case whether now existing or hereafter arising, and whether arising in contract or tort or otherwise. Borrower and Lender each hereby agrees and consents that either Borrower or Lender may file an original counterpart or a copy of this Note with any court as written evidence of the consent of Borrower and Lender to the waiver of their right to trial by jury.

14. Continued Employment. Borrower and Lender hereby agree that at such time as Mr. Winter Horton ceases for any reason to be an employee of Lender, the entire amount of this Note, including all principal and all accrued interest, shall be deemed accelerated and shall be due and payable upon demand and Lender may, without prior notice or demand, deduct from any sums due to Mr. Horton as a result of Mr. Horton’s employment all amounts due under this Note. It is further understood and agreed that upon any breach or default by Mr. Horton under the terms of his employment agreement with Lender or any affiliates of Lender (as it may be amended or extended from time to time), Lender may, at its option, declare a default under this Note and may declare all amounts outstanding hereunder to be immediately due and payable. Notwithstanding the foregoing, Lender agrees that if Mr. Horton’s employment is involuntarily terminated, Lender will not commence foreclosure proceedings for sixty (60) days following the effective date of the termination of Mr. Horton’s employment. This time period is intended to provide Borrower with the opportunity to refinance the loan represented by this Note. Interest shall continue to accrue on principal amounts outstanding hereunder, until paid in full.

15. Deed of Trust. Borrower hereby confirms and agrees that the proceeds of the loan evidenced by this Note are to be used solely for the acquisition of the Property, and will be secured by the Property and each Borrower’s interest therein, as it may exist from time to time. This Note is secured by that certain deed of trust (the “Deed of Trust”) of even date herewith executed by Borrower as trustor in favor of Lender as beneficiary and naming Chicago Title Company as trustee. The Deed of Trust creates a lien on certain real property described therein. The Deed of Trust contains the following limitations on the right of Borrower to transfer the property described therein:

Trustor agrees that, in the event of any transfer of said property Beneficiary shall have the absolute right at its option, without demand or notice, to declare all sums secured hereby immediately due and payable. Consent to one such transaction shall not be deemed to be a waiver of the right to require consent to future or successive transactions. Beneficiary may grant or deny such consent in its sole discretion. In addition, if consent should be given, any such transfer shall be subject to this Deed of Trust, and any such transferee shall assume all obligations hereunder and agree to be bound by all provisions contained herein. Such assumption shall not, however, release Trustor or any maker or guarantor of said note from any liability thereunder without the prior written consent of Beneficiary. As used herein, “transfer” includes (a) the sale, agreement to sell, transfer, conveyance or hypothecation of said property, or any portion thereof or interest therein, whether voluntary, involuntary, by operation of law or otherwise, the execution of any installment land sale contract or similar instrument affecting all or a portion of said property; (b) the transfer, assignment, conveyance or hypothecation of legal or beneficial ownership of any of the voting or other stock in Trustor or legal or beneficial ownership of any partnership interest in Trustor, as applicable; and (c) the creation pursuant to the application or request of Trustor (whether alone or in conjunction with other persons) of any tax, assessment, improvement, community facilities or other district which includes the said property and which results in taxes or assessments being imposed on the said property the lien securing which has priority over this Deed of Trust. For the purposes of phrase (c) in the foregoing sentence, if such district is created on the motion of a governmental entity, Trustor shall be deemed to have applied for or requested such creation if Trustor fails to protest or vote against the creation of such district.

Notwithstanding the above-described prohibition on transfers, Borrower and Lender acknowledge that this Note and the Deed of Trust may become subordinate to purchase money deeds of trust executed by Borrower and recorded in the real property records of Los Angeles County with respect to the real property described in the Deed of Trust.

16. Successors and Assigns. This Note and the obligation of Borrower, and each individual comprising Borrower hereunder shall bind the respective heirs, legatees, devisees, administrators, executors, successors and assigns of each party. This Note shall inure to the benefit of Lender, its successors and assigns, and any successor under or holder of the Note, including any pledges of the Note.

17. Use of Loan Proceeds. It is expressly understood and agreed that the sole permitted use of the proceeds of the loan represented by this Note is for the purchase of and improvements to the Property located at 686 South Arroyo Boulevard, Pasadena, California. In order to accommodate this purchase, Lender is willing to disburse the proceeds of the loan represented by this Note into an account set up in Borrower’s name, provided, however, with respect to this account, it is expressly understood and agreed that (i) no funds may be disbursed from the account without the express written consent of Lenard Liberman, and (ii) the consent of Borrower shall not be required for disbursement of funds from the account if requested by Lenard Liberman.

“BORROWER”

/s/ Winter W. Horton
WINTER W. HORTON

/s/ Amanda L. Horton
AMANDA L. HORTON

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